UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): May 19, 2010

FIRST CAPITAL BANCORP, INC.

(Name of Small Business Issuer in its charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road, Suite 200 Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (804) 273-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

First Capital Bancorp, Inc. held its 2010 Annual Meeting of Stockholders on May 19, 2010 at the Hilton Richmond Hotel & Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia. A total of 2,201,826 shares or 74.1% of the eligible voting shares were voted. The following proposals were voted on by shareholders:

Proposal 1

To elect four (4) directors to serve as members of the Board of Directors until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominee	For	Against or Withheld	Broker Non-Vote
P. C. Amin	1,597,179	34,807	569,840
Yancey S. Jones	1,597,179	34,807	569,840
Joseph C. Stiles, Jr.	1,597,279	38,707	569,840
Richard W. Wright	1,595,304	36,682	569,840

All of the above-named nominees were duly elected.

Proposal 2

To approve the First Capital Bancorp, Inc. 2010 Stock Incentive Plan.

For	Against or Withheld	Abstentions	Broker Non-Vote
1,436,206	135,429	60,351	569,840

The proposal was approved.

Proposal 3

To approve an Amendment to the Articles of Incorporation of First Capital Bancorp, Inc. to increase the authorized shares of common stock, par value $4.00 per share, to 30,000,000 shares.

For	Against or Withheld	Abstentions	Broker Non-Vote
1,951,486	200,731	49,609	—

The proposal was approved.

Proposal 4

To approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the Proxy Statement.

For	Against or Withheld	Abstentions	Broker Non-Vote
2,035,710	104,667	61,447	—

The proposal was approved.

Proposal 5

To ratify the appointment of Cherry, Bekaert & Holland as independent registered public accountant for the year ending December 31, 2010.

For	Against or Withheld	Abstentions	Broker Non-Vote
2,131,215	12,724	57,887	—

The proposal was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: May 21, 2010	By:	/s/ William W. Ranson
William W. Ranson
Senior Vice President &
Chief Financial Officer

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